UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

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PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

REPLIGEN CORPORATION

Notice of Annual Meeting of Stockholders

May 15, 2014

To the Stockholders:

The Annual Meeting of our Stockholders will be held on Thursday, May 15, 2014 at 11:00 a.m. at the offices of Goodwin Procter LLP located at 53 State Street, Boston, Massachusetts 02109 (see directions attached as Appendix A to the proxy statement) for the following purposes:

1.	To elect seven Directors, nominated by the Board of Directors, as more fully described in the accompanying Proxy Statement;

2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2014;

3.	To consider and act upon an advisory vote on the compensation of our named executive officers;

4.	To consider and vote upon a proposal to approve an amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock;

5.	To consider and vote upon a proposal to approve an amendment and restatement of the Repligen Corporation 2012 Stock Option and Incentive Plan; and

6.	To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on [                    ], 2014 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy. Stockholders of record as of [                    ], 2014 are encouraged and cordially invited to attend the Annual Meeting (see directions attached as Appendix A to the proxy statement).

By Order of the Board of Directors

William J. Kelly
Secretary

Waltham, Massachusetts

[                     ], 2014

REPLIGEN CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Repligen Corporation, or Repligen or the Company, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, May 15, 2014 at the time and place set forth in the Notice of Annual Meeting, and at any adjournment or postponement thereof.

Repligen’s Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2013, is being provided together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first sent or given to stockholders on or about [                    ], 2014.

Voting

Stockholders may vote in person or by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the Internet in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) giving written notice of revocation to the Secretary of Repligen at any time before the taking of the vote at the Annual Meeting; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen or by telephone or the Internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, at or before the taking of the vote at the Annual Meeting.

Each of the persons named as attorneys in the proxies is a director, officer and/or employee of Repligen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading “Voting Procedures.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee’s number on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the Internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications. Where no specification is indicated on the proxy with respect to a matter, the shares represented by the proxy will be voted FOR proposals 1, 2, 3, 4 and 5, as permitted by applicable regulations and by Repligen’s corporate documents.

Other than (i) the election of directors, (ii) the ratification of Ernst & Young LLP, (iii) the advisory vote regarding the compensation of our named executive officers, (iv) the vote to approve an amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock and (v) the vote to approve an amendment and restatement of the Repligen Corporation 2012 Stock Option and Incentive Plan, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2014

The Company’s Annual Report for the Fiscal Year Ended December 31, 2013 and this Proxy Statement will be available at www.proxyvote.com.

Voting Procedures

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The seven nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and broker “non-votes” will not be counted toward such nominee’s achievement of plurality.

Ratification of Independent Accountants. For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Advisory Vote on the Compensation of our Named Executive Officers. For the advisory vote on the compensation of our named executive officers, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Vote to Approve an Amendment to the Certificate of Incorporation to Increase the number of Shares of Authorized Common Stock. For the vote to approve an amendment to the Certificate of Incorporation, the affirmative vote of the majority of the outstanding shares and entitled to vote is required for approval. Shares voted to abstain are treated as votes cast against this proposal. Shares subject to broker “non-votes” are treated as votes cast for this proposal.

Vote to Approve Amendment and Restatement of the Repligen Corporation 2012 Stock Option and Incentive Plan. For the vote to approve an amendment and restatement of the Repligen Corporation 2012 Stock Option and Incentive Plan, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on this proposal. Shares subject to broker “non-votes” are considered to be not entitled to vote for this proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Solicitation of Proxies

The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain any independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm’s customary fees and expenses.

Record Date and Voting Securities

Only stockholders of record as of [                    ], 2014, or the Record Date, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the Company had [                    ] shares of common stock with a par value of $0.01, or the Common Stock, outstanding and entitled to vote. Each outstanding share of Common Stock entitles the record holder to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Repligen’s Common Stock as of March 11, 2014: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Director and Executive Officer Compensation” and (iv) by all directors and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
BlackRock, Inc. (3)	3,542,154	11.1%
NorthPointe Capital, LLC (4)	1,560,320	4.9%
Walter C. Herlihy (5)	589,043	1.8%
Karen A. Dawes (7)	182,880	*
James R. Rusche (6)	181,270	*
Daniel P. Witt (8)	145,209	*
Thomas F. Ryan, Jr. (9)	143,380	*
Alfred L. Goldberg (10)	136,380	*
Howard Benjamin (11)	125,000	*
Glenn L. Cooper (12)	90,380	*
Michael A. Griffith (13)	23,342	*
William J. Kelly (14)	15,000	*
John G. Cox	—	*
Jonathan I. Lieber (15)	—	*
All directors, nominees and executive officers as a group (11 persons) (16)	1,631,884	5.1%

*	Less than one percent
(1)	Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or the Exchange Act, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include known to us shares that such person has the right to acquire within 60 days of March 11, 2014.
(2)	Percentages of ownership are based upon 32,039,883 shares of Common Stock issued and outstanding as of March 11, 2014. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of March 11, 2014 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
(3)	Based solely on a Schedule 13G filed on December 31, 2013. BlackRock, Inc.’s business address is 40 East 52nd Street, New York, NY 10022.
(4)	Based solely on a Schedule 13G filed on December 31, 2013. NorthPointe Capital, LLC’s business address is 101 W. Big Beaver, Suite 745, Troy, MI 48084. NorthPointe Capital, LLC has sole voting power with respect to 954,298 shares and sole dispositive power with respect to 1,506,320 shares.
(5)	Includes 51,250 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014.
(6)	Includes 5,000 shares held in a Uniform Trusts for Minors account by Mr. Rusche for his daughter, as to which he disclaims beneficial ownership. Includes 50,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014.
(7)	Includes 149,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 5,342 restricted stock units which will vest within 60 days of March 11, 2014.

(8)	Includes 97,500 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014.
(9)	Includes 95,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 5,342 of restricted stock units which will vest within 60 days of March 11, 2014.
(10)	Includes 99,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 5,342 restricted stock units which will vest within 60 days of March 11, 2014.
(11)	Includes 102,036 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014.
(12)	Includes 59,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 5,342 restricted stock units which will vest within 60 days of March 11, 2014.
(13)	Includes 16,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 5,342 restricted stock units which will vest within 60 days of March 11, 2014.
(14)	Includes 15,000 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014.
(15)	Jonathan I. Lieber, former Chief Financial Officer, separated from the Company on August 23, 2013.
(16)	Includes 733,786 shares issuable pursuant to stock options which are exercisable within 60 days of March 11, 2014 and 26,710 restricted stock units which will vest within 60 days of March 11, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Repligen’s directors, officers, and holders of more than ten percent of Repligen’s Common Stock, or collectively, Reporting Persons, to file with the United States Securities and Exchange Commission, or the SEC, initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulations to furnish Repligen with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2013, the Company believes that all required persons complied with all Section 16(a) filing requirements, except Messrs. Lieber, Goldberg. Henry, Griffith, Cooper, Kelly, Howard, Rusche, Witt and Herlihy and Ms. Dawes failed to timely file a Form 4 with the SEC with respect to one transaction each and Mr. Ryan failed to timely file a Form 4 with the SEC with respect to two transactions.

ITEM 1

ELECTION OF DIRECTORS

There are seven nominees for director, all of whom are current directors of Repligen. Each candidate has been re-nominated by the Nominating and Corporate Governance Committee for election. The directors of the Company will be elected to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Nominee’s Name	Year First Elected Director	Position(s) with the Company
Glenn L. Cooper	2009	Director
John G. Cox	2013	Director
Karen A. Dawes	2005	Director, Chairperson of the Board
Alfred L. Goldberg	2008	Director
Michael A. Griffith	2012	Director
Walter C. Herlihy	1996	President, Chief Executive Officer and Director
Thomas F. Ryan, Jr.	2003	Director

Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

Proposal 1 relates solely to the election of seven directors nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholders of the Company.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as Directors of the Company. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed on an annual basis by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of Repligen. The directors, including director nominees, and executive officers of Repligen as of March 11, 2014 are as follows:

Name	Age	Positions
Walter C. Herlihy	62	President, Chief Executive Officer and Director
William J. Kelly	43	Chief Accounting Officer
Howard Benjamin	54	Vice President, Business Development
James R. Rusche	59	Senior Vice President, Research and Development
Daniel P. Witt	66	Senior Vice President, Global Operations
Glenn L. Cooper (1)(2)	61	Director
John G. Cox (2)	51	Director
Karen A. Dawes (3)	62	Director, Chairperson of the Board
Alfred L. Goldberg (1)	71	Director
Michael A. Griffith (1)(3)	55	Director
Thomas F. Ryan, Jr. (2)(3)	72	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

BIOGRAPHICAL INFORMATION

The following paragraphs provide information about our directors and executive officers. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director.

Executive Officers

Walter C. Herlihy, Ph.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Mr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Mr. Herlihy holds an A.B. in chemistry from Cornell University and a Ph.D. in chemistry from MIT. The Board of Directors believes Mr. Herlihy’s qualifications to sit on the Board of Directors include his decades of experience in the pharmaceutical field, including over 16 years as President and Chief Executive Officer of the Company, and his deep understanding of the Company’s historical and current business strategies, objectives and products.

William J. Kelly joined Repligen in March 2008 as Vice President, Finance and Administration, served as Chief Financial Officer from 2008 until September 2012 and currently serves as Chief Accounting Officer. Prior to joining Repligen, Mr. Kelly worked for Haemonetics Corporation, a medical device manufacturer, where he held the positions of Corporate Controller from 2005 to 2008 and Assistant Corporate Controller from 2001 to 2005. From 2000 to 2001, Mr. Kelly was Corporate Controller for SiteScape Corporation. Mr. Kelly is a Certified Public Accountant and previously worked for Deloitte and Touche LLP, most recently as audit manager, as well as Ernst & Young LLP. Mr. Kelly holds a B.A. in psychology from the College of the Holy Cross and an M.S./M.B.A. from Northeastern University.

Howard Benjamin, Ph.D. has served as Vice President, Business Development since joining the Company in January 2009. Previously Mr. Benjamin worked at translational medicine start-ups Leap Technology from March 2007 to December 2008 and Growth Point Sciences from August 2005 to December 2006 in various roles including Vice President, Research and Development. From January 2000 to August 2005, Mr. Benjamin was Vice President, Corporate Development at Daiichi Asubio Medical Research Laboratories and from 1994 to 2000, Mr. Benjamin was Vice President, Discovery Research at Praecis Pharmaceuticals. Mr. Benjamin holds an S.B. in Biology from M.I.T. and a Ph.D. in Molecular Biology from University of California, Berkeley.

James R. Rusche, Ph.D. joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. In 2001, Mr. Rusche became Senior Vice President, Research and Development. From July 1994 to March 1996, Mr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Mr. Rusche holds a B.S. in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

Daniel P. Witt, Ph.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. In March 2012, Mr. Witt became Senior Vice President, Global Operations. From April 2006 to February 2012, Mr. Witt was Vice President, Operations. From October 1993 to March 1996, Mr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Mr. Witt holds a B.A. in chemistry from Gettysburg College and a Ph.D. in biochemistry from the University of Vermont.

Directors

Glenn L. Cooper, M.D. has served as a Director of Repligen since August 2009. Dr. Cooper served as Executive Chairman of Coronado BioSciences, Inc. from 2010 to 2012. Prior to that, Dr. Cooper served as the Chairman and Chief Executive Officer of Indevus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on urology and endocrinology, from 2000 to 2009 and as Chief Executive Officer and Director from 1993 to 2000. Prior to joining Indevus in 1993, Dr. Cooper held numerous executive level positions including President and Chief Executive Officer of Progenitor, Inc., Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation, and various clinical and regulatory positions with Eli Lilly and Company. Dr. Cooper has participated in the development, approval and commercialization of numerous drugs including Prozac®, Axid®, Lorabid®, Ceclor®, SANCTURA®, SANCTURA XR®, Supprelin-LA® and Vantas®. Dr. Cooper received an M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and the Massachusetts General Hospital and received a B.A. from Harvard College. Dr. Cooper also serves as the Chairman of the Board of Directors of Lascaux Media, LLC, a privately held company. Dr. Cooper’s qualifications to sit on the Board of Directors of the Company include his leadership roles at pharmaceutical companies and his expertise in the clinical and regulatory areas.

John G. Cox, has served as a Director of Repligen since November 2013. Mr. Cox is currently Executive Vice President of Pharmaceutical Operations & Technology at Biogen Idec Inc., a position he has held since June 2010. Mr. Cox has also served as Senior Vice President of Technical Operations, Senior Vice President of Global Manufacturing, Vice President of Manufacturing & General Manager of Biogen Idec’s operations in Research Triangle Park, North Carolina, and Director of Manufacturing. Mr. Cox joined Biogen Idec in 2003 as Director of Manufacturing Sciences. Before joining Biogen Idec from 2000 to 2003, Mr. Cox held a number of senior operational roles at Diosynth where he worked in technology transfer, validation and purification. Prior to that, Mr. Cox focused on the same areas at Wyeth LLC from 1993 to 2000. Mr. Cox received a B.S. in cell biology from California State University and a Masters of Business Administration in finance degree from the University of Michigan. Mr. Cox’s qualifications to sit on the Company’s Board of Directors include his extensive experience of biopharmaceutical manufacturing.

Karen A. Dawes, Chairperson of the Board effective December 2011 and Co-Chairperson of the Board from July 2011 to December 2011, has served as a Director of Repligen since September 2005. She is currently President of Knowledgeable Decisions, LLC, a management consulting firm. Ms. Dawes served from 1999 to 2003 as Senior Vice President and U.S. Business Group Head for Bayer Corporation’s U.S. Pharmaceuticals Group. Prior to joining Bayer, she was Senior Vice President, Global Strategic Marketing, at Wyeth, a pharmaceutical company (formerly known as American Home Products), where she held responsibility for worldwide strategic marketing. Ms. Dawes also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in January 1997, designing and implementing that company’s initial commercialization strategy to launch BeneFIX® and Neumega®. Ms. Dawes began her pharmaceuticals industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. At Pfizer, she directed launches of Glucotrol®/Glucotrol XL®, Zoloft®, and Cardura®. Ms. Dawes also serves as a Director of Medicines 360, Depomed, Inc., Inspiration Biopharmaceuticals, Inc. and Seaside Therapeutics LLC. Ms. Dawes’ qualifications to sit on the Company’s Board of Directors include her extensive experience in both a managerial and consulting capacity with pharmaceutical companies as well as her considerable marketing background. Ms. Dawes received a B.A. and M.A. in English from Simmons College and an M.B.A. from Harvard Business School.

Alfred L. Goldberg, Ph.D. has served as a Director of Repligen since July 2008. Mr. Goldberg is currently a Professor of Cell Biology at Harvard Medical School. Mr. Goldberg has been associated with Harvard University during his entire academic career. He was appointed an Assistant Professor of Physiology at Harvard Medical School in 1969 and has been a full professor since 1977. Mr. Goldberg has served as a consultant to many biotechnology and pharmaceutical companies and served on Scientific Advisory Boards of numerous foundations and biotechnology companies (including Biogen, ArQule, Tanox, Proteostasis, Elan and ProScript). Mr. Goldberg earned an A.B. from Harvard College in 1963, was a Churchill Scholar at Cambridge University and after studying at Harvard Medical School, earned his Ph.D. from Harvard University in 1968. He is internationally recognized for his multiple discoveries relating to protein degradation in cells and especially relating to the physiological functions and mechanisms of the ubiquitin-proteasome pathway. These discoveries provided the basis for the development of proteasome inhibitors which are widely used in cancer treatment. Mr. Goldberg is a member of the Institute of Medicine of the National Academy of Sciences and American Academy of Arts and Sciences. The Board of Directors believes Mr. Goldberg’s qualifications to sit on the Board of Directors include the insight he has gleaned as a consultant in the biotechnology and pharmaceutical fields as well as the significant contributions he has made through his scientific research.

Michael A. Griffith has served as a Director of Repligen since April 2012. Mr. Griffith is currently an Executive Vice President at inVentiv Health where he is directly responsible for the Commercial and Consulting segments. inVentiv Health is a provider of clinical, commercial and consulting services to healthcare, pharmaceutical, biotech and life sciences companies. Prior to joining inVentiv Health in March 2014, he was the Chief Executive Officer and a director at Laureate Biopharma, a full-service contract manufacturing organization focused on the production and manufacture of biologic drugs. Mr. Griffith was on the board of directors at Centrue Financial Corporation and its commercial banking subsidiary, Centrue Bank (NASDAQ: TRUE), from 2002 to March 2010. Mr. Griffith was the founder of Aptuit, Inc., a global contract pharmaceutical research, development and manufacturing company, and from 2004 to 2008 served as the company’s CEO. From 1996 to 2000, Mr. Griffith was with ChiRex, Inc. (NASDAQ: CHRX), where he initially served as CFO before being named the company’s Chairman and CEO. Mr. Griffith was part of the team that led the initial public offering for ChiRex, which was later sold for $600 million to Rhodia SA, a NYSE-listed, Paris-based specialty chemicals company. Prior to his involvement in the biopharmaceutical industry, Mr. Griffith worked for nearly 15 years as a commercial and investment banker at Credit Suisse, First Boston and Bankers Trust Company. He earned a Masters of Management from the Kellogg Graduate School of Management at Northwestern University, and a B.S. in business administration from the University of Kansas. The Board of Directors believes Mr. Griffith’s qualifications to sit on the Board of Directors include his extensive experience in the areas of pharmaceutical development and manufacturing and his financial experience.

Thomas F. Ryan Jr. has served as a Director of Repligen since September 2003 and is currently a private investor. Mr. Ryan served as the President and Chief Operating Officer of the American Stock Exchange from October 1995 to April 1999. Prior to 1995, he held a variety of positions at the investment banking firm of Kidder, Peabody & Co., Inc., serving as the firm’s Chairman in 1995. He holds a bachelor’s degree from Boston College and is a graduate of the Boston Latin School. Mr. Ryan is a Director for the New York State Independent System Operator, a Director for BNY Mellon Asset Management Mutual Funds Board. Mr. Ryan’s qualifications to sit on the Company’s Board of Directors include his years of experience in the areas of securities trading and investment banking.

Chairperson Emeritus

Alexander Rich, M.D. is a Co-Founder of Repligen, served as a Director of Repligen from May 1981 to May 2012 and currently serves as Chairman Emeritus of the Board. Mr. Rich has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism, and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome, and a foreign member of the French Academy of Sciences, Paris. Mr. Rich also serves as a Director of Profectus Biosciences, Inc., a privately held biotechnology company. The Board of Directors believes Dr. Rich’s qualifications to serve as Chairman Emeritus of the Board include his significant accomplishments to the field of life sciences, both in his business endeavors and in his academic contributions.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

No family relationship exists among the officers and directors of Repligen. The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. There were no related party transactions during the fiscal year ended December 31, 2013.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board has determined that each of the directors who has served during the fiscal year ended December 31, 2013, with the exception of Mr. Herlihy, has no material relationship with the Company and is independent within the meaning of the Company’s director independence standards and the director independence standards of The NASDAQ Stock Market LLC, or NASDAQ. Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board is independent within the meaning of the Company’s and NASDAQ’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards for audit committee members of the SEC.

Board Leadership Structure

The Board is led by its Chairperson, Karen Dawes, who is an independent director. Ms. Dawes was appointed as Co-Chairperson in July 2011 and became the Chairperson in December 2011. The Board believes that separating the roles of Chief Executive Officer and Chairperson of the Board is the most appropriate structure for the Company at this time. Having an independent Chairperson is a means to ensure that the Chief Executive Officer is accountable for managing the Company in the best interests of stockholders while, at the same time, acknowledging that managing the Board is a separate and time intensive responsibility. The Board also believes that having an independent Chairperson can serve to curb conflicts of interests, promote oversight of risk and manage the relationship between the Board and the Chief Executive Officer.

In November 2013, the Nominating and Corporate Governance Committee, with Karen Dawes abstaining, approved an expanded chair focus for Karen Dawes, on a short-term basis, as part of the continued organizational re-alignment required for the company’s shift of strategic focus to its bioprocessing business. In this expanded role, Ms. Dawes committed additional time to the company to assist with the development and implementation of strategy for this re-alignment, particularly in the areas of commercialization, licensing, and organizational structure in which Ms. Dawes provided high level advice and participated in recruiting key leadership positions at the Company which are critical to this re-alignment. Additionally, Ms. Dawes reviewed the development of the Company’s budget and commercial organization plan for 2014.

In February 2013, the Nominating and Corporate Governance Committee reviewed the foregoing arrangements and agreed to continue its operations.

Executive Sessions

The Board intends to hold executive sessions of the independent Directors at least two times per year preceding or following regularly scheduled in-person meetings of the Board. Executive sessions do not include any employee Directors of the Company, and the Chairperson of the Board is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board and selecting or recommending nominees for election as Directors to the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

•

Directors must be of high ethical character, have no conflict of interest and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics, or the Code of Business Conduct;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and

•	A Director must have (at a minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing; and

•	Leadership experience with public companies or other significant organizations.

These factors and others are considered useful by the Board and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees although they may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time. This consideration may focus on diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Generally, the Nominating and Corporate Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of experience, knowledge and skills that will best serve the Company’s needs and objectives.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting and nominating nominees for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board or members of management will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful in identifying candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a Director nominee, or a Director Nominee;

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•

All other information relating to the Director Nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Secretary

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

Policy Governing Stockholder Communications with the Board of Directors

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, stockholders may send such communication to the attention of the Chairperson of the Board via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: Chairperson of the Board of Directors

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: Chairperson of the Board of Directors

For stockholder communications directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

Attn: [Name of Individual Director]

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

•	By facsimile at (781) 250-0115:

Attn: [Name of Individual Director]

The Company will forward any such stockholder communication to the Chairperson of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board’s policy is that all Directors and all nominees for election as Directors are encouraged to attend the Company’s Annual Meeting of Stockholders in person if their schedule permits. All members of the Board attended the last Annual Meeting of Stockholders.

Stock Ownership Policy

The Board of Directors has adopted a share ownership policy relating to ownership of the Company’s securities by the Company’s Chief Executive Officer and the directors. Subject to the terms of the policy, the Chief Executive Officer is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to one times his or her base salary as of a specified measuring date, and each of the Company’s non-employee directors is required to acquire over a five-year period and hold shares of Common Stock of the Company equal to three times the Company’s annual cash retainer paid to each such non-employee director. Restricted stock and restricted stock units are included once the vesting conditions have been satisfied, but stock options (regardless of whether they are vested or unvested) are not included in the total number of shares owned by the Chief Executive Officer or the directors for purposes of the share ownership policy. Additionally, under our insider trading policy, our employees, including our executive officers and directors are not permitted to engage in the following transactions with respect to our stock: sell short; buy or sell puts, calls other derivatives of our securities or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities; engage in any hedging transaction with respect to the Company’s securities; hold our stock in an account that is, or is linked to, a margin account; or pledge our common stock as collateral for a loan.

Code of Business Conduct and Ethics

Repligen has adopted the Code of Business Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act (and in accordance with the NASDAQ requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the “About Us” — “Governance” section of the Company’s website at http://www.repligen.com. A copy of the Code of Business Conduct may also be obtained free of charge from the Company upon a request directed to Repligen Corporation, Attention: Investor Relations, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.repligen.com under “About Us” — “Governance.”

Risk Oversight

The Company’s management is responsible for assessing and managing risk and the Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board is responsible for overseeing risks related to the Company’s overall strategy, including, among others, product development, potential asset acquisitions, financial reporting, business continuity (including succession planning) and reputational risks faced by the Company.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsible for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices. As part of its oversight function, the Compensation Committee periodically discusses with the President and Chief Executive Officer as well as the Board of Directors, as necessary, the compensation plan for both executive officers and the independent directors, performance goals and objectives for the period and related achievement, peer group and other relevant compensation benchmarks and practices and other matters to ensure the Company’s compensation practices are in the best interest of the Company and its shareholders.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance. In this regard, the Nominating and Corporate Governance Committee assesses the qualifications and independence of members of the Board, makes annual recommendations regarding Board and committee membership, and reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company met eight times during the fiscal year ended December 31, 2013. During the fiscal year ended December 31, 2013, no director attended fewer than 75% of the aggregate of each of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act and currently consists of Messrs. Ryan, Cooper and Cox. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent registered public accounting firm, (b) overseeing the work performed by any independent registered public accounting firm, including conduct of the annual audit and engagement for any other services, (c) assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee, or the QLCC, in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit Committee met five times during the fiscal year ended December 31, 2013. Mr. Ryan currently serves as Chairperson of the Audit Committee. The Board has determined that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at http://www.repligen.com under “About Us” — “Governance.”

Audit Committee Report (1)

The Audit Committee currently consists of Mr. Ryan, Chairperson, Dr. Cooper and Mr. Cox (who replaced Ms. Dawes on the Audit Committee in November 2013). The Audit Committee has the responsibility and authority described in the Repligen Audit Committee Charter, which has been approved by the Board. The Board has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management of the Company and Ernst & Young LLP the audited financial statements included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended December 31, 2013 and discussed them with both the management of the Company and Ernst & Young LLP prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended December 31, 2013, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable auditing standards. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young LLP their independence from management and the Company, and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services. Based on its evaluation, the Audit Committee has selected Ernst & Young LLP (subject to stockholder ratification) to serve as the Company’s auditors for the fiscal year ending December 31, 2014.

The Audit Committee met five times during the fiscal year ended December 31, 2013. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit Committee,

Thomas F. Ryan, Jr., Chairperson

Glenn L. Cooper

John G. Cox

Compensation Committee

The Compensation Committee, of which Messrs. Cooper, Griffith and Goldberg (who replaced Mr. Henry on the Compensation Committee in February 2013) are currently members, is responsible (among other duties and responsibilities) for (a) discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers, (b) administering the Company’s cash incentive compensation and equity incentive plans, and (c) reviewing and discussing with management the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other executive officers, and for recommending, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for issuance thereunder) for which stockholder approval is required or desirable. The Compensation Committee met three times during the fiscal year ended December 31, 2013. Dr. Cooper serves as the Chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company, SEC and NASDAQ’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “About Us — Governance.”

Compensation Committee Report

The Compensation Committee of the Board, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162(m) of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board with respect to such policies and administering the company’s cash and equity incentive plans. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Glenn L. Cooper, Chairperson

Alfred L. Goldberg

Michael A. Griffith

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board consists currently of Ms. Dawes, Chairperson, Mr. Griffith and Mr. Ryan. Mr. Goldberg concluded serving on the Nominating and Corporate Governance Committee in December 2013. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2013.

The Committee is responsible for: (a) identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the Director Nominees for election, (b) reviewing the Code of Business Conduct, (c) monitoring compliance with and periodically reviewing the Code of Business Conduct and (d) reviewing and approving all related party transactions. The Nominating and Corporate Governance Committee may consider nominees for election as Directors recommended by stockholders as described above.

Ms. Dawes serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company, the SEC and NASDAQ’s director independence standards.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “About Us” — “Governance.”

COMPENSATION DISCUSSION AND ANALYSIS

Year in Review

We achieved strong results in the fiscal year ended December 31, 2013, both in terms of our financial performance and in the achievement of certain key strategic objectives for the Company. Among the strategic objectives that we accomplished in the fiscal year ended December 31, 2013 were the following:

•	The Company’s bioprocessing product revenue was $47.5 million, an increase of 13.5% over the prior year, showing strength across our Affinity Ligand, Growth Factor and Chromatography product lines.

•

The Company improved gross margins from 40% to 52.7% based on a restructuring of operations in our Swedish facility, improved product yields and a competitive sourcing program for key raw materials. The combination of increased product revenue and improved gross margins increased gross profit from $16.9 million in 2012 to $25.0 million in 2013, an increase of 48%.

•	The price of the Company’s common stock increased by 105% in the fiscal year ended December 31, 2013, compared to an increase of 37% for the Russell 2000 Index for the same period.

•	The Company expanded its bioprocessing manufacturing capabilities and product quality with a 32,000 square foot expansion to our Waltham headquarters.

•	The Company completed its exit from therapeutic drug development, enabling a greater focus on new product development and revenue generating activities.

Compensation Philosophy

The Company’s compensation philosophy is based on a desire to motivate its executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate its executive officers’ professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that they are competitive with other bioprocessing, healthcare supply and biotechnology companies and to include incentives that are designed to appropriately drive the Company’s continued development. The Compensation Committee reviews and approves all components of the Company’s executive officer compensation, including base salaries, annual cash incentive compensation and equity incentive compensation. The Compensation Committee recommends to the full Board for approval new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for issuance thereunder) for which stockholder approval is required or desirable.

Objectives of the Compensation Programs

The Company’s compensation programs for its executive officers are designed to provide the following:

•	annual cash and incentive compensation that motivates the executive officers to manage the business to meet the Company’s short- and long-term objectives;

•

equity incentive compensation to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees, thereby aligning the executive officers’ interests with those of stockholders; and

•

salaries that are competitive with other bioprocessing, healthcare supply and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies.

Compensation Evaluation Processes

The Company’s executive officer compensation consists of three key components: base salary, annual cash incentive compensation and equity incentive compensation. Each of these components is intended to complement the other, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions in our peer group of companies.

In evaluating our executive compensation programs for the fiscal year ended December 31, 2013, the Compensation Committee considered the stockholder advisory vote on our executive compensation, or the say-on-pay vote, for the fiscal year ended December 31, 2012, which was approved by over 98% of the votes cast. The Compensation Committee believes that the stockholders, through this advisory vote, endorsed the compensation philosophies of our Company and, thus, the Compensation Committee maintained the basic structure and design of our executive compensation programs for fiscal year 2013 with an increased emphasis on awards of equity incentives to align the executive officers’ financial interest with long-term stockholder value. The Compensation Committee will continue to align executive compensation programs with the interests of our stockholders and current market practice, including a continued emphasis on pay for performance. We will hold a say-on-pay vote on an annual basis until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2017 Annual Meeting of Stockholders.

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts to assist it. Our finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs. In addition, in the fiscal year ended December 31, 2013, the Compensation Committee retained Meridian Compensation Partners, LLC, an independent compensation consulting firm, or Meridian, to assess the competitiveness and effectiveness of the Company’s executive compensation programs. The Compensation Committee has assessed any potential conflicts of interest raised by the work of Meridian, our compensation consultant, and has determined that no such conflict of interest exists.

During the fiscal year ended December 31, 2013, the Compensation Committee held meetings with management and representatives of Meridian to:

•	review our compensation objectives;

•	review the actual compensation of our executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•

assess our variable cash compensation structure, as well as incentive plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the Company and its stockholders;

•	assess our equity-based awards programs against our objectives of executive incentive, retention and alignment with stockholder interests;

•	review our peer group and consider appropriate changes related to the realignment of our business;

•	benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group; and

•	review recommendations for fiscal year 2014 compensation for appropriateness relative to our compensation objectives.

In January 2014, Meridian provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentives value and design and target total compensation of comparable companies in the biotechnology and health care supplies industries. In performing this analysis, Meridian used a peer group of 14 biotechnology and health care supply companies, which was reviewed and approved by the Compensation Committee. The peer group was revised from the one used in connection with fiscal year ending December 31, 2012 to reflect the Company’s new strategic focus on its bioprocessing business. The companies included in the peer group had revenues with a median of $63.0 million, as compared to the Company’s total revenue of $68.2 million in fiscal year 2013. The peer group used in the report presented for consideration of compensation decisions and approved by the Compensation Committee consisted of the following companies:

Affymetrix, Inc.	Halozyme Therapeutics, Inc.	Pacific Biosciences of Calif.
AMAG Pharmaceuticals, Inc.	Harvard Bioscience, Inc.	Sangamo Biosciences, Inc.
Anika Therapeutics, Inc.	Luminex Corp.	Sequenom, Inc.
Dyax Corp.	Merrimack Pharmaceuticals, Inc.	Vascular Solutions, Inc.
Fluidigm Corp.	NanoString Technologies, Inc.

As summarized below, Meridian’s review of peer companies revealed that the Company’s base salaries and target bonus percentages and, in the aggregate, its long term incentives were below, the 50th percentile of peer group companies for the fiscal year ended December 31, 2013.

Base Salary as Compared to 50th Percentile of Peer Group

Name and Position	Base Salary for the Fiscal Year ended December 31, 2013	50th Percentile Base Salary for Position in Peer Group	Percent Actual Salary is Below 50th Percentile in Peer Group
Walter C. Herlihy — Chief Executive Officer	$475,000	$494,625	4%
James R. Rusche — Senior Vice President, Research and Development	$293,000	$360,610	19%
Daniel P. Witt — Senior Vice President, Global Operations	$272,500	$327,500	17%
Howard Benjamin — Vice President, Business Development	$262,500	$320,750	18%
William J. Kelly — Chief Accounting Officer	$240,500	$316,468	24%

Target Bonus Percentage as Compared to 50th Percentile of Peer Group

Name and Position	Target Bonus Percentage for the Fiscal Year ended December 31, 2013	50th Percentile Target Bonus for Position in Peer Group
Walter C. Herlihy — Chief Executive Officer	60%	59%
James R. Rusche — Senior Vice President, Research and Development	40%	44%
Daniel P. Witt — Senior Vice President, Global Operations	40%	40%
Howard Benjamin — Vice President, Business Development	40%	39%
William J. Kelly — Chief Accounting Officer	40%	37%

Long-Term Incentives as Compared to Peer Group

Historically, the Compensation Committee made periodic grants of stock options with time-based vesting to align the executive officers’ financial interest with long-term stockholder value. However, such grants were not made every year. Based on Meridian’s review of our peer group, most companies in the peer group made long term incentive awards on an annual basis. The Compensation Committee believes that equity incentives, in the form of stock options, restricted stock units and restricted stock awards subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases from the date of grant. Restricted stock units and restricted stock awards are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant. The Compensation Committee granted stock options subject to time-based vesting over four years to its named executive officers in February 2013. In February 2014, the Compensation Committee, based on Meridian’s review of peer group data that our aggregate long term incentives were significantly below the 50th percentile of peer group companies, granted stock options and restricted stock units subject to time-based vesting over three years to its named executive officers. The size of these grants were based on long-term incentive levels for each of the executive officers that are a function of total cash compensation (base salary plus annual cash incentive compensation), as described in further detail under the section “Objectives for the Fiscal Year Ending December 31, 2014”. The Compensation Committee expects to annually grant additional long term incentive awards, potentially including a mix of restricted stock units, restricted stock awards, and stock option awards in future years.

The Compensation Committee uses the peer group compensation data as one of several factors to determine appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual targets.

The Compensation Committee anticipates that it will continue to conduct similar annual reviews of our executive compensation practices and use independent outside consultants for similar services in the future.

Executive Compensation

Each executive officer (except the Chief Executive Officer whose performance is reviewed directly by the Compensation Committee) has an annual performance review with the Chief Executive Officer, who makes recommendations on salary increases, promotions and equity and non-equity incentive awards to the Compensation Committee. The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2013, which rewarded the Company’s accomplishments during the year, including the strong growth in product revenue and total revenue, the improvement in gross margins, the significant return to stockholders resulting from the increase in the price of the Company’s common stock and the successful exit from all therapeutic drug development activities, encouraged sustained achievement of longer-term goals and initiatives and maintained a motivated and engaged leadership team.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives at our peer group. Base salary is typically reviewed annually. The Company believes that the base salaries paid to the executive officers during the fiscal year ended December 31, 2013 achieved its compensation objectives.

For the fiscal year ending December 31, 2014, the Compensation Committee increased Mr. Herlihy’s base salary by 3.2%, from $475,000 to $490,000, Mr. Rusche’s base salary by 3.1% from $293,000 to $302,000, Mr. Witt’s base salary by 3.1% from $272,500 to $281,000, Mr. Benjamin’s base salary by 3.2% from $262,500 to $271,000 and Mr. Kelly’s base salary by 3.1% from $240,500 to $248,000. The compensation report prepared by Meridian showed that the base salaries of these four executives all fell below the 50th percentile among the Company’s peer group as disclosed above. These base salary increases were based on each executive officer’s performance, qualifications, experience, responsibilities and Meridian’s survey of the publicly disclosed compensation for similar positions at companies in the peer group. Jonathan I. Lieber’s base salary was $307,500 prior to his separation from the Company on August 23, 2013.

Annual Cash Incentive Compensation Plan

The Company’s executive officers other than the Chief Executive Officer are eligible to receive annual cash incentive compensation based on both corporate results as measured against the goals set forth below, or the Company Objectives, and their own individual performance, pursuant to the Annual Cash Incentive Compensation Plan, or the Plan. Mr. Herlihy is eligible to receive annual cash compensation based on corporate results as measured against the Company Objectives pursuant to the Plan. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and calculated as a percentage of an executive officer’s base salary.

The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ current paid out cash compensation, and sets a threshold performance level for each executive. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices.

The following were the overall Company Objectives for the fiscal year ended December 31, 2013, or the Performance Period:

1.	Grow the bioprocessing business;

2.	Achieve financial objectives and stock performance goals; and

3.	Achieve organizational development objectives, including exiting all therapeutic drug development activities.

Plan Protocol

The Compensation Committee administers the Plan:

1.	At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes annual corporate goals, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.	At the end of the fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of these annual corporate goals, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review and approval.

3.	The Compensation Committee determines the size of the overall bonus pool and the bonus awards for individual participants based on the target bonus figures, the Company’s performance against the above Company Objectives and, in the case of executive officers other than the Chief Executive Officer, individual performance.

Plan Payout

The Compensation Committee is responsible for evaluating actual performance against the performance goals and determining the actual bonus award earned. The Chief Executive Officer submits a documented evaluation of the performance of each of the other participants to the Compensation Committee for its consideration to assist the Compensation Committee in its review and proposed bonus awards. The Compensation Committee makes all final determinations regarding performance evaluations of participants and actual bonus awards. See the section titled “Performance Criteria” below for a discussion on the performance criteria and determinations for the fiscal year ended December 31, 2013.

Generally, the Company must attain a minimum of 60% achievement of its corporate goals for any payment to be made pursuant to the Plan, and the Compensation Committee may, at its discretion, elect not to pay bonuses. However, should the Company attain less than 60% achievement of its goals, the Compensation Committee may elect to pay the portion of the incentive award based on individual goals for exceptional personal achievement. A target bonus (as a percentage of base salary) and the weight assigned to corporate and individual results is determined for participants based upon their position. The final incentive payout is determined for each participant based on the achievement of corporate and individual goals defined for each organizational level and position and the target incentive percentage.

For the fiscal year ended December 31, 2013, the Company established a target annual cash incentive award for each of the executive officers, depending on their role, experience and objectives to be achieved as follows:

Individual Annual Cash Incentive Targets

Bonus Target as % of Salary for the Fiscal Year ended December 31, 2013
Chief Executive Officer	60%
Other executive officers	40%

Individual Annual Cash Incentive Targets

	Portion Tied to Corporate Results	Portion Tied to Individual Results
Chief Executive Officer	100%	0%
Other executive officers	60%	40%

Performance Criteria

The incentive compensation of executive officers is based on the achievement of certain goals by the Company, as a whole, and, for executive officers other than the Chief Executive Officer, on the achievement of individual performance goals. Criteria and specific goals within each category are as follows:

Company Performance

•	The extent to which key product manufacturing, product sales, financial, research, clinical and partnering or collaboration objectives of the Company have been met during the preceding fiscal year.

Executive Performance

•	An executive officer’s involvement in and responsibility for the attainment of key product manufacturing, product sales, financial, research, clinical and other strategic objectives of the Company;

•	The involvement of an executive officer in personnel recruitment, retention and morale; and

•	The responsibility of the executive officer in working within budgets, controlling costs and other aspects of expense management.

Achievement of Corporate Objectives and Cash Incentive Determination

The portion of cash incentive tied to corporate results is determined based on evaluation of the percentage achievement of the established corporate objectives, which were determined at the beginning of the fiscal year. These objectives include product development or partnering objectives, financial performance objectives and corporate development objectives. The corporate objectives are designed to be difficult to achieve at 100%, and the Compensation Committee assesses the attainment of these objectives. The ultimate determination of achievement of the objectives is at the sole discretion of the Compensation Committee following discussions with management and is based both on quantitative, objective calculations such as the achievement of certain financial or clinical milestones, as well as a qualitative assessment, which takes into consideration the level of effort, end results, and other contributing internal and external factors that could reasonably be expected to impact performance. The Chief Executive Officer evaluated the actual performance of the other executive officers against the performance goals and submitted such evaluation to the Compensation Committee. The Compensation Committee, using its discretion, reviewed this evaluation and determined that the aggregate percentage achievement of the corporate objectives was 100% in recognition of the strong stock performance and significant achievements in the year ended December 31, 2013. The corporate portion of the cash incentive plan for all officers was therefore calculated at 100% for each officer.

The following is a summary of the corporate objectives for the fiscal year ended December 31, 2013 and the detailed calculation supporting the achievement of each such objective:

Company Objectives for the Fiscal Year ended December 31, 2013	Weight	Percent Score (achievement as determined by Compensation Committee)	Weighted Score
Bioprocessing Business
Improve production efficiencies and output; secure long term agreements with key customers and ensure on-time delivery; develop or acquire new products	45%	100.0%	45.0%
Finance and Stock Performance
Achieve $46.8 million in product revenue, gross margin greater than 50%, operating expense less than $18.5 million and net income greater than $18.7 million; and out performance of the Company’s stock against the Russell 2000 Index	45%	100.0%	45.0%
Corporate Development
Complete transition out of therapeutic drug development and complete Waltham headquarters expansion to enhance product quality and manufacturing capabilities	10%	100.0%	10.0%

TOTAL CORPORATE PERFORMANCE	100.0%		100.0%

Achievement of Individual Objectives

In addition to the corporate objectives outlined above, executive officers with the exception of Mr. Herlihy, also have an individual objective component to their annual cash incentive compensation. The performance assessment for the individual objectives of the executive officers is not calculated on a line item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company within his or her area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these individual objectives by each executive officer. When individual performance objectives are not fully met, as occurred in the fiscal year ended December 31, 2013, executive officers do not receive all of their “at risk” or performance-based compensation.

As President and Chief Executive Officer, Mr. Herlihy is responsible for overseeing all of our corporate functions, product development, clinical activities and partnering and marketing activities. Working in concert with our Board, Mr. Herlihy formulates current and long-term Company plans and objectives and represents Repligen throughout the market in the business and non-business communities. Because of his role and responsibilities, Mr. Herlihy’s annual cash incentive is calculated based solely on corporate performance to closely align his compensation with the Company’s performance. For the year ended December 31, 2013, the Compensation Committee determined that Mr. Herlihy would be awarded 100.0% of his target cash incentive compensation.

Mr. Rusche is ultimately responsible for providing leadership on all of Repligen’s research and development activities. Specifically, his objectives included transitioning our therapeutic drug development activities to third parties, driving process and new product development work to assist with the growth of our bioprocessing business; supporting our business development initiatives; and representing Repligen to the scientific community as necessary. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Rusche’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Rusche was 95.0%.

Mr. Witt is ultimately responsible for managing Repligen’s contracts and intellectual property portfolio as well as all bioprocessing manufacturing operations. Specifically, his objectives included delivering on production and gross margin targets, overseeing the expansion of our Waltham facility, ensuring product quality and on-time delivery to customers and supporting our business development initiatives. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Witt’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Witt was 95.0%.

Mr. Benjamin is ultimately responsible for Repligen’s business development activities. Specifically, his objectives included out licensing our therapeutic development candidates to third parties as we exited this business and identifying new bioprocessing product acquisitions and other new business opportunities. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Mr. Benjamin’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Benjamin was 100.0%.

Mr. Kelly is ultimately responsible for Repligen’s accounting activities. Specifically, his objectives included supporting our financial reporting, compliance and financial planning and analysis activities; and supporting our business development initiatives. The overall evaluation of achievement in these factors is both quantitative and qualitative. The Chief Executive Officer evaluated Mr. Kelly’s actual performance against his individual objectives and submitted such evaluation to the Compensation Committee, which determined that the aggregate achievement of the individual objectives for Mr. Kelly was 90.0%.

Prior to his departure, Mr. Lieber was responsible for Repligen’s finance and administration activities. Specifically, his objectives during his tenure included leading our financial reporting, compliance and financial planning and analysis activities; maintaining and improving our human resource and information technology infrastructures; supporting our business development initiatives; and overseeing our facility and administrative activities. The Chief Executive Officer did not evaluate Mr. Lieber’s performance given his separation from the Company in August 2013 and Mr. Lieber did not receive any cash incentive payment for the fiscal year ended December 31, 2013.

For the fiscal year ended December 31, 2013:

•	Mr. Herlihy’s cash incentive of $285,000 was calculated based on an overall achievement of 100.0% as discussed above.

•	Mr. Rusche’s cash incentive of $114,856 was calculated based on an individual results achievement of 95.0% and corporate results achievement of 100.0% for an overall achievement of 98.0%.

•	Mr. Witt’s cash incentive of $106,820 was calculated based on an individual results achievement of 95.0% and corporate results achievement of 100.0% for an overall achievement of 98.0%.

•	Mr. Benjamin’s cash incentive of $105,000 was calculated based on an individual results achievement of 100.0% and corporate results achievement of 100.0% for an overall achievement of 100.0%.

•	Mr. Kelly’s cash incentive of $92,352 was calculated based on an individual results achievement of 90.0% and corporate results achievement of 100.0% for an overall achievement of 96.0%.

Objectives for the Fiscal Year Ending December 31, 2014

Our executive compensation programs for the fiscal year ending December 31, 2014 are consistent with our programs for the fiscal year ended December 31, 2013, which received strong support from our stockholders in the “say on pay” advisory vote conducted at our 2013 Annual Meeting of Stockholders. In February 2014, the Compensation Committee reviewed its compensation objectives and concluded that it would continue to base executive compensation on the elements utilized in the fiscal year ended December 31, 2013: base salary, annual cash incentive compensation and long term incentive compensation. For the year ended December 31, 2014, the Compensation committee established target long term incentive levels for each of the executive officers that are a function of total cash compensation, defined as base salary plus annual cash incentive compensation. The targets for each executive are as follows:

Long Term Incentive Targets

Long term incentive compensation as % of Salary and Bonus for the Fiscal Year ended December 31, 2014
Chief Executive Officer	100%
Other executive officers	50% - 75%

The Compensation Committee granted stock options subject to vesting over four years to each of the named executive officers in February 2013. Long term incentive compensation awards for the year ending December 31, 2014 are split equally between restricted stock units and stock options, both of which vest over three years.

The Compensation Committee also established the Company Objectives for the Plan for the fiscal year ending December 31, 2014, which are similar in focus and structure to those established for the fiscal year ended December 31, 2013. The Company Objectives under the Plan for the fiscal year ending December 31, 2014 are the following:

•	Bioprocessing Business — develop new products or prototypes; improve production efficiencies; fulfill customer orders on a timely basis; and ensure supply chain security.

•	Finance and Stock Price — achieve sales targets; meet expense and profit targets.

•	Sales and Marketing – Expand and increase effectiveness of direct sales and marketing and manage partnerships.

•	Corporate Development — expand new product partnerships and seek product/company acquisition.

Equity Incentive Compensation

Equity grants, which have historically generally been in the form of stock options that vest over a specified period, are awarded on a periodic, but not necessarily annual, basis. The Company has historically granted equity compensation in the form of stock options primarily because stock options are an effective tool for motivating executives in the long-term and to retain and reward the executive officers and to further align the executive officers’ financial interest with long-term stockholder value. In 2014, the Compensation Committee also made grants of restricted stock units subject to time-based vesting to the executive officers. The Compensation Committee believes that equity incentives, in the form of stock options and restricted stock units subject to vesting over time, are an effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. The Compensation Committee expects to annually make additional long term incentive awards consistent with the 2014 awards, although the Compensation Committee could consider potentially making a portion of the annual awards subject to performance-based vesting criteria. Stock options reward executive officers only if the stock price increases from the date of grant over time and restricted stock units are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant, while performance-based awards encourage and motivate executive officers to invest their time and efforts in the Company as the value of the award is dependent on the success of the Company or individual objectives.

In the fiscal year ended December 31, 2013, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

•	the performance of the Company during the fiscal year;

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;

•	the number of restricted shares held by the executive officers;

•	the vesting schedule of the unvested equity awards held by the executive officers;

•	the financial statement impact of any equity award;

•	the amount and percentage of the total equity on a diluted basis held by the executive officers; and

•	the available shares under the Company’s equity incentive plan.

Other Compensation

All full-time employees, including the executive officers, may participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan.

Separation Agreement with Mr. Lieber

On August 23, 2013, Jonathan I. Lieber’s employment with the Company was terminated. In connection with his termination, the Company entered into a Separation Agreement with Mr. Lieber, or the Separation Agreement. Under the Separation Agreement, the Company agreed to provide, for a period of six months following his termination, (i) continuation of Mr. Lieber’s base salary in effect on the date of termination and, (ii) health insurance benefits with the cost of the regular premium for such benefits to be shared in the same relative proportion by the Company and Mr. Lieber as in effect on the date of termination. In addition, the Company agreed to accelerate the vesting of a portion of Mr. Lieber’s stock options equal to 22,000 shares underlying such stock options that would have vested on September 20, 2013. The Separation Agreement is subject to non-revocation of a general release by Mr. Lieber. Amounts paid to Mr. Lieber pursuant to the Separation Agreement are set forth below under the heading “Director and Executive Officer Compensation — Summary Compensation Table for the Fiscal Years ended December 31, 2013 and 2012, the Nine-Month Fiscal Year ended December 31, 2011, or 2011T, and the Fiscal Year ended March 31, 2011”.

Compensation Risk Assessment

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs and practices as well as evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Earned

The following table summarizes the compensation earned during the fiscal years ended December 31, 2013 and 2012, the nine-month fiscal year ended December 31, 2011 and the fiscal year ended March 31, 2011 by the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers who were serving as executive officers as of December 31, 2013 and whose total compensation exceeded $100,000. These individuals are referred to as named executive officers.

Summary Compensation Table for the Fiscal Years ended December 31, 2013 and 2012, the Nine-Month Fiscal Year ended December 31, 2011, or 2011T, and the Fiscal Year ended March 31, 2011

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compen- sation ($) (4)		Total ($)
Walter C. Herlihy President and Chief Executive Officer	2013	475,000		—	—	277,474		285,000	2,000		1,039,474
	2012	433,000		—	—	—		207,191	2,000		642,191
	2011T	294,800		—	—	—		123,058	—		417,858
	2011	383,500		52,000	—	97,375		159,153	2,000		694,028

William J. Kelly Chief Accounting Officer	2013	240,500		—	—	130,576		92,352	2,000		465,428
	2012	210,000		—	—	—		64,827	2,000		276,827
	2011T	153,750		—	—	—		36,946	—		190,696
	2011	200,000		—	—	48,688		49,560	2,000		300,248

Howard Benjamin (5) Vice President, Business Development	2013	262,500		—	—	130,576		105,000	2,000		500,076

James R. Rusche Senior Vice President, Research and Development	2013	293,000		—	—	130,576		114,856	2,000		540,432
	2012	270,000		—	—	—		83,349	2,000		355,349
	2011T	198,000		—	—	—		49,955	—		247,955
	2011	258,000		18,720	—	48,688		63,313	2,000		390,721

Daniel P. Witt Senior Vice President, Global Operations	2013	272,500		—	—	130,576		106,820	2,000		511,896
	2012	250,000		—	—	—		77,175	2,000		329,175
	2011T	165,000		—	—	—		41,630	—		206,630
	2011	215,000		10,400	—	48,688		53,793	2,000		329,881

Jonathan I. Lieber (6)	2013	206,971	(7)	—	—	147,371	(8)	—	166,549	(9)	520,891
	2012	77,308		—	89,700	341,231		25,336	2,000		535,575

(1)	Represents amounts paid upon the cancellation of a stock option held by the executive, which had an exercise price of $2.66 per share prior to its April 3, 2011 scheduled expiration. The amount paid was based upon the difference between the closing price of the Company’s Common Stock on March 30, 2011, $3.70, and $2.66, multiplied by the total number of shares subject to the stock option.
(2)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic 718 Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(3)	Amounts listed represent payments under the Company’s Annual Cash Incentive Compensation Plan, as described above.
(4)	Represents the match, paid by Repligen on behalf of such individual into the Repligen Corporation 401(k) Savings Plan, on the first 5% of eligible compensation for the years ended December 31, 2013 and 2012, and March 31, 2011, respectively, of salary and bonus contributed by such individual subject to a maximum of $2,000 per year.

(5)	Mr. Benjamin is a named executive officer for the year ended December 31, 2013 but was not a named executive officer for the other fiscal years covered by the Summary Compensation Table and, accordingly, his compensation for such years has been omitted.
(6)	Mr. Lieber was the Company’s Chief Financial Officer from September 2012 until August 23, 2013, at which time Mr. Lieber’s employment with the Company terminated.
(7)	Mr. Lieber’s salary earned from January 1, 2013 through August 23, 2013 was $206,971.
(8)	Pursuant to the terms of the Separation Agreement, the Company accelerated the vesting of 22,000 shares of Common Stock underlying Mr. Lieber’s stock options, and the vested shares were exercisable for a period of three months after August 23, 2013. This number also includes the incremental fair value of the modified options, (i.e., the fair value of the modified options on the date of modification less the fair value of the options on the date of grant).
(9)	Includes severance in the amount of $153,750 paid in the period between August 24, 2013 and February 23, 2014 and health insurance plan continuation benefits in the amount of $3,537 pursuant to the terms of the Separation Agreement as well as vacation payout in the amount of $9,262.

Grants of Plan-Based Awards for the Fiscal Year ended December 31, 2013

The table below sets forth grants of awards that were made in the fiscal year ended December 31, 2013 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($) (1)		All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Walter C. Herlihy	02/28/2013	285,000		85,000	6.23	277,474
William J. Kelly	02/28/2013	96,200		40,000	6.23	130,576
Howard Benjamin	02/28/2013	105,000		40,000	6.23	130,576
James R. Rusche	02/28/2013	117,200		40,000	6.23	130,576
Daniel P. Witt	02/28/2013	109,000		40,000	6.23	130,576
Jonathan I. Lieber (2)	02/28/2013	123,000	(3)	40,000	6.23	130,576

(1)	The above amounts represent the target bonus. The actual bonus awarded by the Compensation Committee can be higher or lower than the target depending on achievement of corporate and individual goals. The actual amounts awarded for 2013 performance are listed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table
(2)	In connection with his termination, the stock option granted to Mr. Lieber in 2013 was forfeited.
(3)	Represents the target amount of Mr. Lieber’s incentive payment under the Plan. Mr. Lieber’s employment with the Company terminated on August 23, 2013 and, as a result, Mr. Lieber did not receive any cash incentive payment for the year ended December 31, 2013.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” The material terms of employment agreements and arrangements with our named executive officers are described below under the heading “Potential Payments upon Termination or Change-in-Control — Employment Arrangements.”

Outstanding Equity Awards at December 31, 2013

This following table sets forth certain information regarding the outstanding stock option grants and stock awards held by the named executive officers at December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Walter C. Herlihy	20,000	—		$5.87	6/6/2018	—	—
	10,000	20,000	(1)	$3.33	7/15/2020	—	—
	—	85,000	(2)	$6.23	2/28/2023	—	—

William J. Kelly	5,000	10,000	(3)	$3.33	7/15/2020	—	—
	—	40,000	(4)	$6.23	2/28/2023	—	—

Howard Benjamin	67,036	20,000	(5)	$4.25	2/19/2019	—	—
	5,000	10,000	(3)	$3.33	7/15/2020	—	—
	—	40,000	(4)	$6.23	2/28/2023	—	—

James R. Rusche	25,000	—		$3.05	4/30/2014	—	—

	15,000	10,000	(3)	$3.33	7/15/2020	—	—
	—	40,000	(4)	$6.23	2/28/2023	—	—

Daniel P. Witt	10,000	—		$3.05	4/30/2014	—	—
	12,500	—		$1.83	5/13/2015	—	—
	50,000	—		$5.87	6/6/2018	—	—
		40,000	(4)	$6.23	2/28/2023	—	—

Jonathan I. Lieber	—	—		—	—	—	—

(1)	10,000 shares vest on each of the following dates: July 15, 2014 and July 15, 2015.
(2)	21,250 shares vest on each of the following dates: February 28, 2014, February 28, 2015, February 28, 2016 and February 28, 2017.
(3)	5,000 shares vest on each of the following dates: July 15, 2014 and July 15, 2015.
(4)	10,000 shares vest on each of the following dates: February 28, 2014, February 28, 2015, February 28, 2016 and February 28, 2017, subject to the terms of his Transitional Services and Separation Agreement.
(5)	20,000 shares vested on February 11, 2014.

Option Exercises and Stock Vested for the Fiscal Year ended December 31, 2013

The following table sets forth certain information regarding the number of stock options exercised and amounts realized by the named executive officers under the Second Amended and Restated 2001 Repligen Corporation Stock Plan, the 1992 Repligen Corporation Stock Option Plan and the 2012 Repligen Corporation Stock Option and Incentive Plan (collectively “the Stock Plans”) in the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Walter C. Herlihy	215,000	$740,500	—	$—
William J. Kelly	20,000	$88,200	—	$—
Howard Benjamin	22,964	$114,605	—	$—
James R. Rusche	75,000	$232,500	—	$—
Daniel P. Witt	35,400	$107,365	—	$—
Jonathan I. Lieber (1)	22,000	$108,900	—	$—

(1)	Mr. Lieber’s employment with the Company terminated on August 23, 2013 and pursuant to the Separation Agreement, the vesting on 22,000 shares of Common Stock underlying his stock options was accelerated and the remaining shares underlying his stock options were forfeited. The vested shares were exercisable for a period of 3 months after August 23, 2013. Mr. Lieber exercised 22,000 shares on October 3, 2013.

Pension Benefits

The Company has no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change-in-Control

Employment Arrangements

On March 14, 1996, Repligen entered into a letter of agreement with each of Messrs. Herlihy, Rusche and Witt in connection with Repligen’s acquisition and merger with Glycan Pharmaceuticals, Inc. These agreements are intended to provide for continuity of management during a change in control and align the interest of our executives with those of our stockholders so as to maximize the value to stockholders from any such change in control. These agreements provide for certain benefits upon the termination of employment, with or without cause, or upon a change in control of the Company. Upon termination of employment, with or without cause, or upon a change in control of the Company, 50% of the unvested stock options held by such executive officers shall vest immediately. Upon termination of employment, with or without cause, Messrs. Herlihy, Rusche and Witt will be entitled to receive severance of base salary continuation at the rate then in effect, payable monthly in arrears, until such executive officer becomes employed, but for no longer than eight months for Mr. Herlihy and six months for each of Messrs. Rusche and Witt. Mr. Witt entered into a Transitional Services and Separation Agreement with Repligen on March 18, 2014, which supersedes his existing agreement and provides for his transition from his current role to a senior advisor commencing on August 1, 2014 through July 31, 2015. Pursuant to the Transition Services and Separation Agreement, if Repligen terminates Mr. Witt’s employment with or without cause on or before July 31, 2014, Repligen shall pay Mr. Witt an amount equal to $140,000 payable in equal monthly installments for six months following the date of termination, and 50% of Mr. Witt’s remaining stock options will immediately vest. If Repligen terminates Mr. Witt’s employment without cause after July 31, 2014 but before July 31, 2015, Repligen shall pay Mr. Witt an amount equal to his annual base salary at the rate then in effect, payable in equal monthly installments from the date of termination through July 31, 2015.

Repligen entered into an offer letter for employment “at will” with Mr. Kelly on February 29, 2008. The offer letter for Mr. Kelly does not provide for benefits upon termination, with or without cause, or upon a change of control.

Repligen entered into an offer letter for employment “at will” with Mr. Benjamin on December 2, 2008. The offer letter for Mr. Benjamin does not provide for benefits upon termination, with or without cause, or upon a change of control.

Repligen entered into an offer letter for employment “at will” with Mr. Lieber on September 20, 2012. The offer letter for Mr. Lieber provides for certain benefits upon the termination of employment, without cause, including the continuation of Mr. Lieber’s base salary at the rate then in effect for a period of six months following the date of termination and health insurance coverage through COBRA. In connection with Mr. Lieber’s separation from the Company on August 23, 2013, Repligen and Mr. Lieber entered into the Separation Agreement pursuant to which the Company agreed to provide for a period of six months following his termination (i) continuation of Mr. Lieber’s base salary in effect on the date of termination and (ii) health insurance plan benefits with the cost of the regular premium for such benefits to be shared in the same relative proportion by the Company and Mr. Lieber as in effect on the date of termination. In addition, the Company agreed to accelerate the vesting of a portion of Mr. Lieber’s stock options equal to 22,000 shares that would have vested on September 20, 2013. The amounts paid to Mr. Lieber under the terms of the Separation Agreement are included in the Summary Compensation Table for the Fiscal Years ended December 31, 2013 and 2012, the Nine-Month Fiscal Year ended December 31, 2011, or 2011T, and the Fiscal Year ended March 31, 2011 above.

Equity Awards

The 2012 Stock Option and Incentive Plan, or the 2012 Stock Plan, provides that upon the effectiveness of a “sale event,” as defined in the 2012 Stock Plan, except as otherwise provided by the Compensation Committee in the award agreement, all outstanding awards will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options.

Stock options granted and currently held by a named executive officer, which have been granted under the 2001 Stock Plan do not automatically accelerate upon termination of such named executive officer’s employment or upon a change in control pursuant to the terms of the 2001 Stock Plan.

Assuming a change-in-control and qualifying termination were to have taken place on December 31, 2013, each of the named executive officers would have been entitled to the salary continuation set forth on the table below and the value of his awards that would be accelerated upon the change-in-control would have been that amount shown in the table below.

	Payments and Benefits
	Salary Continuation Upon Termination	Value of Stock Options Vesting due to Termination or Change-in-Control (1)	Total
Walter C. Herlihy	$327,000	$418,000	$745,000
William J. Kelly	—	—	—
Howard Benjamin	—	—	—
James R. Rusche	151,000	200,000	351,000
Daniel P. Witt	141,000	200,000	341,000
Jonathan I. Lieber (2)	—	—	—

(1)	Based on the intrinsic value of the stock options on December 31, 2013 based upon market closing price of $13.64 on that date.

(2)	Mr. Lieber’s employment with the Company terminated on August 23, 2013 and, accordingly, Mr. Lieber was not entitled to any payments upon termination or change in control as of December 31, 2013. Amounts paid to Mr. Lieber under the terms of his Separation Agreement with the Company are included above in the Summary Compensation Table for the Fiscal Years ended December 31, 2013 and 2012, the Nine-Month Fiscal Year ended December 31, 2011, or 2011T, and the Fiscal Year ended March 31, 2011.

Director Compensation

For the fiscal year ending December 31, 2013, non-employee directors received an annual retainer for service on the Board and committees as set forth in the table below which retainers, other than the amount paid for services on the Nominating and Corporate Governance Committee or for service as Chairperson, will be the same for the fiscal year ended December 31, 2014. In 2014, the annual retainer paid to the Committee Chairperson and Members of the Nominating and Corporate Governance Committee will be $16,000 and $5,000, respectively. In 2014, the annual retainer paid to the Chairperson will be $150,000 to compensate for the Chairperson’s expanded role on a short-term basis, which was approved by the Nominating and Corporate Governance Committee on November 5, 2013, with Karen Dawes abstaining.

Annual Retainer
Board of Directors
Each Non-Employee Member of the Board	$35,000
Additional Retainer for the Chairperson	$50,000
Audit Committee
Committee Chairperson	$21,000
Other Committee Members	$7,500
Compensation Committee
Committee Chairperson	$16,000
Other Committee Members	$5,000
Nominating and Corporate Governance Committee
Committee Chairperson	$16,000
Other Committee Members	$5,000
Emeritus Directors (1)
Chairperson Emeritus (1)	$35,000

(1)	– Only payable if an emeritus director is not a member of the Board.

Under the Company’s Amended and Restated Director Compensation Policy, each newly-elected, non-employee director who joins the Board receives an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board. These initial Board options vest in equal annual installments over a three-year period from the date of grant, provided such person is still a director on such vesting date. In addition, except in the year following a non-employee director’s first election to the Board by the stockholders (including upon his or her first reelection at an annual meeting following a non-employee director’s appointment to the Board), each non-employee director reelected to the Board by the stockholders is awarded annually $50,000 worth of restricted stock units. All of these restricted stock units vest in full on the earlier of the first anniversary of the date of the grant or the next annual meeting of the stockholders, provided such person is still a director on such vesting date. In February 2014, the Compensation Committee and the Board of Directors approved an increase in the value of the annual equity compensation for all non-employee directors for the year ended December 31, 2014. The annual equity compensation for all non-employee directors, other than the Chairperson, will be $70,000, and annual equity compensation for the Chairperson will be $140,000. 50% of the total annual equity compensation will be in the form of restricted stock units, and 50% of the total annual equity compensation will be in the form of incentive stock options.

Pursuant to the Amended and Restated Director Compensation Policy and the terms of the 2012 Stock Plan, each non-employee director with the exception of Mr. Cox was granted $50,000 worth of restricted stock units on May 9, 2013. Mr. Cox was granted an option to purchase 24,000 shares of Common Stock on November 15, 2013.

Director Compensation Table for the Fiscal Year Ended December 31, 2013

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)	Option Awards ($) (1)(2)(3)	Total ($)
Glenn L. Cooper	59,000	50,001	—	109,001
John G. Cox	5,000	—	160,954	165,954
Karen A. Dawes	119,000	50,001	—	169,001
Alfred L. Goldberg	45,000	50,001	—	95,001
Michael A. Griffith	44,000	50,001	—	94,001
Alexander Rich (4)	35,000	—	—	35,000
Thomas F. Ryan, Jr.	61,000	50,001	—	111,001
Earl Webb Henry, M.D. (4)	44,000	50,001	—	94,001

(1)	Represents the aggregate grant date fair value for awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation. The assumptions the Company used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	The non-employee directors of the Board who held such position on December 31, 2013 held the following aggregate number of unexercised stock options as of such date:

Name	Number of Securities Underlying Unexercised Options
Glenn L. Cooper	59,000
John G. Cox	24,000
Karen A. Dawes	149,000
Alfred L. Goldberg	99,000
Michael A. Griffith	24,000
Thomas F. Ryan, Jr.	95,000
Earl Webb Henry, M.D.	99,000

(3)	The following table presents the grant date fair value of each grant of shares of stock, shares of stock units or stock options in the fiscal year ended December 31, 2013 to non-employee directors, computed in accordance with the FASB Accounting Standard Codification Topic 718 Compensation — Stock Compensation:

Name	Grant Date	Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Glenn L. Cooper	05/09/2013	5,342	—	—	50,001
John G. Cox	11/15/2013	—	24,000	12.91	160,954
Karen A. Dawes	05/09/2013	5,342	—	—	50,001
Alfred L. Goldberg	05/09/2013	5,342	—	—	50,001
Michael A. Griffith	05/09/2013	5,342	—	—	50,001
Thomas F. Ryan, Jr.	05/09/2013	5,342	—	—	50,001
Earl Webb Henry, M.D.	05/09/2013	5,342	—	—	50,001

(3)	Dr. Rich service as a director ended at the Annual Meeting of Stockholders held on May 24, 2012. Since that date, Dr. Rich has served as our Chairperson Emeritus.

(4)	Dr. Henry’s service as a director ended as of December 31, 2013. In connection with Dr. Henry’s retirement, the vesting on 5,342 shares of restricted stock units accelerated.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Cooper, Goldberg and Griffith. No member of the Compensation Committee is a current or former employee of Repligen. There are no Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities. No interlocking relationship exists between any member of our Board or our Compensation Committee and any member of the Board or Compensation Committee of any other company and no such interlocking relationship has existed in the past.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to serve as independent auditors for the fiscal year ending December 31, 2014. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audits of Repligen.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the fiscal year ended December 31, 2013, the fiscal year ended December 31, 2012 and the nine-month fiscal year ended December 31, 2011:

	FY 2013	FY 2012	FY 2011T
Audit Fees	$525,000	$556,500	$614,000
Audit Related Fees	—	—	150,000
Tax Fees	122,500	77,000	34,000
Other Fees	2,000	2,000	2,000

Total	$649,500	$635,500	$800,000

Audit Fees

For the fiscal year ended December 31, 2013, fees paid for audit services were approximately $525,000. For the fiscal year ended December 31, 2012 and the nine-month fiscal year ended December 31, 2011, fees paid for audit services were approximately $556,500 and $614,000, respectively. These amounts included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to filings with the SEC. For the nine-month fiscal year ended December 31, 2011, the Company incurred $325,000 of additional audit fees related to the Novozymes Acquisition.

Audit Related Fees

For the nine-month fiscal year ended December 31, 2011, fees paid for due diligence activities related to our acquisition of the Novozymes Biopharma Business were approximately $150,000. For the fiscal years ended December 31, 2013 and 2012, Ernst & Young LLP billed no fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported above.

Tax Fees

For the fiscal year ended December 31, 2013, the fiscal year ended December 31, 2012, and the nine-month fiscal year ended December 31, 2011, fees paid for tax services was approximately $122,500, $77,000 and $34,000, respectively. These amounts included fees associated with tax compliance and preparation fees.

All Other Fees

Ernst & Young LLP billed $2,000 in additional fees relating to a subscription to Ernst & Young LLP’s online accounting research service for each of the following periods: the fiscal year ended December 31, 2013, the fiscal year ended December 31, 2012, and the nine-month fiscal year ended December 31, 2011.

The Audit Committee of the Board has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before Ernst & Young LLP may provide the services. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2013 were pre-approved by the Audit Committee. All non-audit services provided in the fiscal year ended December 31, 2013 were reviewed with the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audit for the fiscal year ended December 31, 2013, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A member of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Accordingly, the Board believes ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year is in the best interests of the Company and its shareholders and recommends a vote FOR this Item 2.

ITEM 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in the sections entitled “Compensation Discussion and Analysis” and “Director and Executive Officer Compensation”, our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate its executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of both near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.

Our stockholders voted on September 27, 2011, to have advisory votes every year to approve the compensation paid to the Company’s named executive officers, and we have adopted that approach. The Board of Directors and Compensation Committee make executive compensation decisions every year, and our directors will look to the annual advisory vote for information to be taken into account when they make decisions with respect to our compensation philosophy, policies and practices. The Compensation Committee and the Board of Directors note our stockholders’ endorsement for the Company’s executive compensation program for the fiscal year ended December 31, 2012, which was approved by over 98% of the votes cast. Consequently, the Compensation Committee has maintained the structure of its executive compensation programs for the fiscal year ended December 31, 2013. Accordingly, we are asking our stockholders to vote FOR the following non-binding, advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we urge you to read the Compensation Discussion and Analysis and Director and Executive Officer Compensation sections of this Proxy Statement for additional details on the Company’s executive compensation, including its governance, framework, components, and the compensation decisions for the named executive officers for the fiscal year ended December 31, 2013.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board of Directors values the opinions of our stockholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies and procedures.

The Board of Directors recommends that stockholders vote FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

ITEM 4

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Introduction

The Company’s Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of common stock, par value $0.01 per share. On March 20, 2014, the Board of Directors unanimously adopted a resolution approving, and recommending that the Company’s stockholders approve, an amendment to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue to 80,000,000 and also to increase the total number of shares of capital stock that the Company is authorized to issue to reflect such increase in the Company’s authorized common stock. The Board of Directors believes that the proposed amendment to increase the number of authorized shares of common stock is necessary to give the Company flexibility to issue shares of common stock for future corporate needs. Accordingly, the Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and is submitting the proposed amendment to a vote of the Company’s stockholders.

As of March 11, 2014, there were 32,039,883 shares of common stock outstanding. In addition to these shares, as of March 11, 2014, there were (i) 2,000,000 shares of common stock reserved for issuance under the Company’s 2012 Stock Option and Incentive Plan, and assuming approval of the Amended and Restated 2012 Stock Option and Incentive Plan by the stockholders, there will be 4,000,000 shares of common stock reserved for issuance thereunder, and (ii) 884,336 shares of common stock reserved for issuance for remaining outstanding issued options under the Company’s prior plans. Accordingly, as of March 11, 2014, the Company had only 3,075,781 shares of common stock available for other corporate purposes.

Description of Common Stock

The holders of Repligen Common Stock are entitled to one vote for each share held of record on all matters voted upon by Repligen’s stockholders and may not cumulate votes. Subject to the rights of holders of any future series of undesignated preferred stock which may be designated, each share of the outstanding common stock is entitled to participate ratably in any distribution of net assets made to the stockholders in the liquidation, dissolution or winding up of Repligen and is entitled to participate equally in dividends if and when declared by the Repligen board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to shares of Repligen common stock. All shares of Repligen common stock have equal rights and preferences.

Text of the Proposed Amendment

The Company proposes to amend the first paragraph of Article FOURTH of the Company’s Certification of Incorporation so that it would state in its entirety as follows:

“FOURTH The total number of shares of stock which the Corporation shall have authority to issue is eighty-five million (85,000,000), of which eighty million (80,000,000) shares shall constitute Common Stock, $0.01 par value per share (“Common Stock”), and five million (5,000,000) shares shall constitute Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

The only substantive changes that would be made to the first paragraph of Article FOURTH of the Company’s Certification of Incorporation, as currently in effect, would be to increase the number of shares of common stock that the Company may issue from 40,000,000 shares to 80,000,000 shares and to reflect a corresponding increase in the aggregate number of shares of capital stock that may be issued from 45,000,000 to 85,000,000 shares.

Purpose of the Proposed Amendment

The Board of Directors is recommending the proposed amendment to increase the number of authorized shares of common stock to give the Company flexibility to issue shares of common stock for future corporate needs. The Board of Directors believes that additional authorized shares of common stock would give the Company the necessary flexibility to issue shares for various corporate purposes, including, but not limited to, potential strategic transactions, including mergers, acquisitions, and other business combinations; capital-raising or financing transactions; grants and awards under equity compensation plans; stock splits and stock dividends; and other general corporate purpose transactions. While the Company has no currently effective plans, arrangements, agreements or understandings to issue any of the additional shares that will become authorized pursuant to this proposed increase in the number of authorized shares, the Company and its Board of Directors regularly investigates strategic transactions for which such shares could be used. As a general matter, the Company would be able to issue the additional authorized shares of common stock in its discretion from time to time, subject to and as limited by, rules or listing requirements of the NASDAQ Stock Market or any other then applicable securities exchange, and without further action or approval of the Company’s stockholders. The discretion of the Board of Directors, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the Company’s stockholders to approve such transaction. The Board of Directors reviews and evaluates potential strategic transactions, capital raising activities, and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Potential Effects of the Proposed Amendment

If the proposed amendment is approved by the Company’s stockholders, the additional authorized shares of common stock would have rights identical to the Company’s currently outstanding common stock. The Company’s Certificate of Incorporation also currently authorizes the issuance of 5,000,000 shares of preferred stock, none of which are issued or outstanding. The proposed amendment to the Certificate of Incorporation would not change the authorized number of the shares of preferred stock.

Future issuances of shares of common stock or securities convertible into shares of common stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting interest and power of current stockholders since holders of common stock are not entitled to preemptive rights.

Securities and Exchange Commission rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Company has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board of Directors or management.

Timing of the Proposed Amendment

If the proposed amendment to increase the number of authorized shares of common stock is approved by the Company’s stockholders, the amendment will become effective immediately upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Annual Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of common stock will remain unchanged.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the proposed amendment to increase the number of authorized shares of common stock.

ITEM 5 APPROVAL OF THE REPLIGEN CORPORATION

AMENDED AND RESTATED 2012 STOCK OPTION AND INCENTIVE PLAN

The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 20, 2014, the Board approved an amendment and restatement of the Company’s 2012 Stock Option and Incentive Plan, or the Amended and Restated 2012 Plan, subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the Amended and Restated 2012 Plan by 2,000,000 shares to 4,000,000 shares of Common Stock. Adding additional shares to the Amended and Restated 2012 Plan is designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. A copy of the Amended and Restated 2012 Plan is attached as Appendix C to this Proxy Statement and is incorporated herein by reference.

As of the Record Date, there were stock options to acquire 1,576,028 shares of Common Stock outstanding under the Company’s equity compensation plans with a weighted average exercise price of $6.138 and a weighted average remaining term of 6.88 years. In addition, as of the Record Date, there were 99,049 unvested full value awards outstanding under the Company’s equity compensation plans. Other than the foregoing, no awards under the Company’s equity compensation plans were outstanding as of the Record Date.

Vote Required and Recommendation

Only holders of record of the Company’s Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. The adoption of the Amended and Restated 2012 Plan requires the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on the matter. Shares voted to abstain are included in the number of shares present or represented and voting. Shares subject to broker “non-votes” are considered to be not entitled to vote for the proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for the proposal by reducing the total number of shares from which the majority is calculated.

The Board of Directors recommends that stockholders vote FOR the approval of the Amended and Restated 2012 Plan.

Summary of Material Features of the Amended and Restated 2012 Plan

The material features of the Amended and Restated 2012 Plan are:

•	The maximum number of shares of Common Stock to be issued under the Amended and Restated 2012 Plan is increased by 2,000,000 shares from 2,000,000 to 4,000,000 shares;

•

Grants of “full value” awards are deemed for purposes of determining the number of shares available for future grants under the Amended and Restated 2012 Plan as an award of two shares for each share of Common Stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of Common Stock subject to the award;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended and Restated 2012 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market will not be added to the reserved pool;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards and dividend equivalent rights is permitted;

•	Minimum vesting periods are required for grants of restricted stock and restricted stock units;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•

Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the Amended and Restated 2012 Plan is subject to approval by our stockholders; and

•	The term of the Amended and Restated 2012 Plan will expire on May 15, 2024.

Based solely on the closing price of our Common Stock as reported by the NASDAQ Global Select Market on March 11, 2014, and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the Common Stock that could potentially be issued under the Amended and Restated 2012 Plan is $43,934,118. The shares we issue under the Amended and Restated 2012 Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, are added back to the shares of Common Stock available for issuance under the Amended and Restated 2012 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Amended and Restated 2012 Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof are not added back to the shares of Common Stock available for issuance under the Amended and Restated 2012 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended and Restated 2012 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended, or the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended and Restated 2012 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of Common Stock, (4) economic value-added, (5) sales or revenue, (6) acquisitions or strategic transactions (such as licensing arrangements or acquisitions of product candidates or technology), (7) operating income (loss), (8) cash flow (including, but not limited to, operating cash flow and free cash flow), (9) return on capital, assets, equity or investment, (10) stockholder returns, (11) return on sales, (12) gross or net profit levels, (13) productivity, (14) expense, (15) margins, (16) operating efficiency, (17) customer satisfaction, (18) working capital, (19) earnings (loss) per share of Common Stock, (20) sales or market shares and (21) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, (22) clinical development, (23) regulatory advancement, (24) product commercialization, (25) achievement of product or clinical development milestones, (26) development of intellectual property assets, (27) organizational development (including recruitment and retention of personnel), (28) achievement of research milestones, (29) product manufacturing, (30) entry into multiyear supply arrangements with customers and (31) facility development

(including development of additional research, office, production or manufacturing facilities). The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of Common Stock for any performance cycle and options or stock appreciation rights with respect to no more than 500,000 shares of Common Stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $1,000,000 for any performance cycle.

Rationale for Share Increase

The Amended and Restated 2012 Plan is critical to our ongoing effort to build stockholder value. Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that the Company must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward and retain employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2011 through 2013 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of Common Stock outstanding for that year, for each of the last three fiscal years:

	2013	2012	2011(1)
Stock Options Granted	535,000	268,500	340,500
Time-Based Full-Value Awards Granted	32,052	85,190	10,000
Adjusted Full-Value Awards Granted(2)	64,104	170,380	20,000
Total Awards Granted(3)	599,104	438,880	360,500
Weighted average common shares outstanding during the fiscal year	31,667,015	30,914,424	30,774,467
Annual Burn Rate	1.89%	1.42%	1.17%
Three-Year Average Burn Rate (4)		1.49%

(1)	Amounts in this column reflect awards granted in the nine-month fiscal year ended December 31, 2011.
(2)	In accordance with corporate governance policy updates published by Institutional Shareholder Services, or ISS, Adjusted Full-Value Awards Granted represents the sum of Time-Based Full-Value Awards Granted and subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and as required today under our 2012 Stock Option and Incentive Plan, we have utilized a full-value award multiplier of 2.0 for purposes of calculating the 2011-2013 average burn rate. Does not include the value of full value awards subject to performance-based vesting.
(3)	Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.
(4)	As illustrated in the table above, our three-year average burn rate for the 2011-2013 period was 1.49%, which is below the ISS industry category burn rate threshold of 5.91%.

If our request to increase the share reserve of the Amended and Restated 2012 Plan by an additional 2,000,000 shares is approved by stockholders, we will have approximately 2,944,646 shares available for grant after the Annual Meeting, which is based on 944,646 shares available for grant under the 2012 Stock Option and Incentive Plan on March 11, 2014 and the 2,000,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through the next thirty-six months.

Summary of the Amended and Restated 2012 Plan

The following description of certain features of the Amended and Restated 2012 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated 2012 Plan, which is attached hereto as Appendix C.

Plan Administration. The Amended and Restated 2012 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2012 Plan. The Compensation Committee may delegate to our chief executive officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Amended and Restated 2012 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately sixty-five individuals are currently eligible to participate in the Amended and Restated 2012 Plan, which includes five officers, fifty-four employees who are not officers, and six non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1,000,000. In addition, no more than the number of shares reserved and available for issuance under the Plan will be issued in the form of incentive stock options.

Effect of Awards. For purposes of determining the number of shares of Common Stock available for issuance under the Amended and Restated 2012 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as two shares for each share of Common Stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of Common Stock actually subject to the award.

Stock Options. The Amended and Restated 2012 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code, and (2) options that do not so qualify. Options granted under the Amended and Restated 2012 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended and Restated 2012 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the Common Stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of Common Stock that are free from any restrictions under the Amended and Restated 2012 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards, The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of Common Stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended and Restated 2012 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The Amended and Restated 2012 Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended and Restated 2012 Plan, except as otherwise provided by the Compensation Committee in an award agreement, all awards under the Amended and Restated 2012 Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed, continued or substituted by the successor entity. In the event of such termination, (i) the Company may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the Compensation Committee, to exercise all outstanding options and stock appreciation rights held by such participant.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated 2012 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Amended and Restated 2012 Plan, to certain limits in the Amended and Restated 2012 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended and Restated 2012 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board may at any time amend or discontinue the Amended and Restated 2012 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under

NASDAQ rules, any amendments that materially change the terms of the Amended and Restated 2012 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended and Restated 2012 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Amended and Restated 2012 Plan. The Board adopted our existing 2012 Stock Option and Incentive Plan on April 9, 2012 and it was subsequently approved by our stockholders and became effective on May 24, 2012. The Board adopted the Amended and Restated 2012 Plan on March 20, 2014 and it will be effective upon approval by our stockholders. Awards of incentive options may be granted under the Amended and Restated 2012 Plan until March 20, 2024. No other awards may be granted under the Amended and Restated 2012 Plan after the date that is ten years from the date of stockholder approval. If the Amended and Restated 2012 Plan is not approved by stockholders, our existing 2012 Stock Option and Incentive Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

Plan Benefits

Because the grant of awards under the Amended and Restated 2012 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the Amended and Restated 2012 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated 2012 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2013: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Other Awards
Name and Position	Average Exercise Price (S)	Number (#)	Dollar Value ($)	Number (#)
Walter C. Herlihy President and Chief Executive Officer	6.23	85,000	—	—

William J. Kelly Chief Accounting Officer	6.23	40,000	—	—

Howard Benjamin Vice President, Business Development	6.23	40,000	—	—

James R. Rusche Senior Vice President, Research and Development	6.23	40,000	—	—

Daniel P. Witt Senior Vice President, Global Operations	6.23	40,000	—	—

Jonathan I. Lieber Chief Financial Officer	6.23	40,000	—	—

All current executive officers, as a group	6.23	285,000	—	—

All current directors who are not executive officers, as a group	12.91	24,000	300,006	32,052

All current employees who are not executive officers, as a group	8.89	216,000	—	—

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated 2012 Plan. It does not describe all federal tax consequences under the Amended and Restated 2012 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2012 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended and Restated 2012 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended and Restated 2012 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

The following table sets forth information as of December 31, 2013 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans, consisting of the 2001 Stock Plan, the 1992 Repligen Corporation Stock Option Plan and the current 2012 Stock Option and Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by security holders	1,610,988	(1)		$5.07	(2)	1,179,216
Equity compensation plans not approved by security holders	N/A		$	N/A		N/A

Total	1,610,988			$5.07		1,179,216

(1)	Includes 1,560,936 shares of Common Stock issuable upon the exercise of outstanding options and 50,052 shares of Common Stock issuable upon the vesting of restricted stock units. No shares of restricted stock are outstanding.
(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

ADDITIONAL INFORMATION

Stockholder Proposals

Repligen must receive any proposal by a stockholder of Repligen for inclusion in the proxy statement furnished to all stockholders entitled to vote at our 2015 Annual Meeting of Stockholders at our principal executive office not later than [                    ], 2014 in accordance with Rule 14a-8 issued under the Exchange Act.

Subject to the SEC’s proxy rules, if a stockholder who wishes to present a proposal at the 2015 Annual Meeting (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by [                    ], 2015 and such proposal is brought before the 2015 Annual Meeting, then under the SEC’s proxy rules, if the proxy statement or form of proxy for the 2015 Annual Meeting so provides, the proxies solicited by Repligen with respect to the 2015 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by Repligen to vote the proxies solicited by Repligen. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2015 Annual Meeting must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

Voting Proxies

The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.

Householding

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2013, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Repligen Corporation will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. If your household is receiving multiple copies of Repligen’s Annual Reports or Proxy Statements and you wish to request delivery of only a single copy, you may send a written request to Repligen Corporation, Attention: Secretary, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453.

Appendix A

DIRECTIONS TO ANNUAL MEETING

Goodwin Procter — Boston Office

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Directions from Logan International Airport (BOS)

•	Head southeast.

•	Keep left at the fork, follow signs for I-90 W/I-93 S/Williams Tunnel/Mass Pike and merge onto I-90 W.

•	Take exit 25 toward S Boston. Slight right onto B St.

•	Turn left onto Seaport Blvd.

•	Take the 3rd right onto Atlantic Ave. Turn left onto State St.

Directions from the North traveling South on Rte. 93

•	Follow I-93 South into Boston.

•	Take Exit #24A-Government Center.

•	Left at the first traffic light onto Surface Road.

•	Follow Surface to the third set of lights and turn right onto State Street. 53 State Street/Exchange Place will be on the left.

Directions from the South traveling North on Rte. 93

•	From Points South Via I-93 North:

•	Follow I-93 North and take Exit #23-Government Center. Stay left off the exit following signs for Faneuil Hall. At the traffic light at the end of the off ramp, turn left onto Surface Road.

•	Follow Surface Road to the fourth set of lights and turn right onto State Street. 53 State Street/Exchange Place will be on the left.

Directions from the West traveling the Massachusetts Turnpike (Interstate 90)

•	Follow I-90 (Mass Pike) East to Exit #24B and merge onto I-93 North.

•	Follow I-93 North and take Exit #23-Government Center.

•

Stay left of the exit following signs for Faneuil Hall. At the traffic light at the end of the off ramp, turn left onto Surface Road. Follow Surface Road to the fourth set of traffic lights and turn right onto State Street. 53 State Street/Exchange Place will be on the left.

Parking

75 State Street Garage

One Post Office Square Parking

Public Transportation

Subway

Massachusetts Bay Transportation Authority (MBTA)

Station:  State

A-1

Appendix B

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

REPLIGEN CORPORATION

Repligen Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Certificate of Incorporation (this “Amendment”) amends certain provisions of the Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 29, 1981 and amended September 17, 1999, as currently in effect (the “Certificate”).

2. This Amendment has been approved and duly adopted by the Corporation’s Board of Directors, and written consent of the stockholders has been given in accordance with the provisions of Sections 228 and 242 of the DGCL, and the provisions of the Certificate.

3. The Certificate is hereby amended by deleting the first paragraph of Article Fourth and replacing it in its entirety with the following:

“FOURTH The total number of shares of stock which the Corporation shall have authority to issue is eighty-five million (85,000,000), of which eighty million (80,000,000) shares shall constitute Common Stock, $0.01 par value per share (“Common Stock”), and five million (5,000,000) shares shall constitute Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Certificate of Incorporation as of                     , 2014.

REPLIGEN CORPORATION

By:

Name: Title:	Walter C. Herlihy President and Chief Executive Officer

B-1

Appendix C

REPLIGEN CORPORATION

AMENDED AND RESTATED

2012 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Repligen Corporation Amended and Restated 2012 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Repligen Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions (such as licensing arrangements or acquisitions of product candidates or technology), operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, clinical development, regulatory advancement, product commercialization, achievement of product or clinical development milestones, development of intellectual property assets, organizational development (including recruitment and retention of personnel), achievement of research milestones, product manufacturing, entry into multiyear supply arrangements with customers and facility development (including development of additional research, office, production or manufacturing facilities. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 4,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.0 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration under any Award Certificate or hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration under any Award Certificate or hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is an Award of shares of Stock subject to such conditions and restrictions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent

Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 20, 2014

DATE APPROVED BY STOCKHOLDERS: [•]

VOTE IN PERSON
Attend the Annual Meeting in person at Goodwin Procter LLP, 53 State Street, Boston, MA 02109 on May 15, 2014 at 11:00 a.m. local time. Directions to attend the Annual Meeting are attached as Appendix A to the proxy statement.

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

REPLIGEN CORPORATION
C/O AMERICANSTOCK TRANSFER
59 MAIDEN LANE
NEW YORK, NY 10038

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56011-P34518 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

REPLIGEN CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.
1.	Election of Directors		☐	☐	☐
Nominees:
	01) Glenn L. Cooper	05) Michael A. Griffith
	02) John G. Cox	06) Walter C. Herlihy
	03) Karen A. Dawes	07) Thomas F. Ryan, Jr.
04) Alfred L. Goldberg

							For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal year 2014.						☐	☐	☐

3.	Advisory vote to approve the compensation paid to Repligen Corporation’s named executive officers.						☐	☐	☐

4.	Approval of Amendment to Certificate of Incorporation to Increase Authorized Shares of Common Stock.						☐	☐	☐

5.	Approval of the Repligen Corporation Amended and Restated 2012 Stock Option and Incentive Plan.						☐	☐	☐

6.	To consider and act upon any other business which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, and 5.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56012-

P34518

REPLIGEN CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Walter C. Herlihy and William J. Kelly, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 15th day of May, 2014 at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated [            ], 2014, copies of which have been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side